United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 30, 2021

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

            Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to Vote of Security Holders

Communications Systems, Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders on December 30, 2021. The proposals considered at the Company’s 2021 Annual Meeting are described in detail in the Company’s Proxy Statement. Of the 9,720,627 shares of the Company’s common stock outstanding and entitled to vote at the meeting, 6,417,398, or 66.0% of the outstanding shares, were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, and the final results of the votes cast at the meeting:

1.                  To elect five directors of the Company to hold office until their respective successors have been elected and qualified.

Nominee	For	Withhold
Roger H. D. Lacey	3,441,850	1,272,527
Richard A. Primuth	3,483,141	1,231,236
Randall D. Sampson	3,448,705	1,265,672
Steven C. Webster	3,487,332	1,227,045
Michael R. Zapata	3,492,709	1,221,668

2.                  To ratify and approve the appointment of Baker Tilly US, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.

For	Against	Abstain
6,320,570	67,762	29,066

3.                  To approve, on an advisory vote basis, the Company’s executive compensation.

For	Against	Abstain	Broker Non-Vote
4,337,903	333,080	43,394	1,703,021

As a result, the shareholders (i) elected each nominee as a director of the Company; (ii) ratified the appointment of Baker Tilly U.S, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and (iii) approved, on an advisory vote, the Company executive compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By: /s/ Mark D. Fandrich

Mark D. Fandrich, Chief Financial Officer

Date: January 4, 2022

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